Exhibit 99.1

Ondas Holdings Appoints Derek Reisfield as President, Chief Financial Officer, Treasurer and Secretary

Nantucket, MA – December 13, 2021 – Ondas Holdings Inc. (NASDAQ: ONDS), a leading provider of private wireless, drone and automated data solutions through its wholly owned subsidiaries, Ondas Networks Inc. and American Robotics, Inc., announced the appointment of Derek Reisfield as President, Chief Financial Officer, Treasurer and Secretary of Ondas Holdings. Mr. Reisfield assumed these roles from Ondas Networks Co-Founder Stewart Kantor. Mr. Kantor, who resigned from the Board of Directors, will continue in his current leadership role as President of Ondas Networks.

“We’re excited to have Derek join Ondas Holdings as President, Chief Financial Officer, Treasurer and Secretary,” said Eric Brock, Chairman and CEO. “Derek has a long history with Ondas Holdings as a board member and extensive financial and strategic operations experience. We believe Derek will be a significant contributor in supporting Ondas Holdings’ growth.”

Mr. Reisfield has extensive management and leadership experience in addition to expertise in financial and strategic business operations. He has been a director of Ondas Holdings since 2018 and had previously been a director of Ondas Networks. Mr. Reisfield is currently the President and CEO of Thetis Business Solutions. Previously Mr. Reisfield was a consultant with McKinsey & Company, Vice President, Business Development of CBS, and was a Co-Founder and Chairman of MarketWatch. Mr. Reisfield holds a BA from Wesleyan University, and an AM in Communications Management from the Annenberg School of Communications of the University of Southern California.

“We thank Stewart for his contributions to Ondas Holdings and are appreciative of his continued leadership. Importantly, this change will allow Stewart to more fully focus his attention on the rapidly developing opportunities at Ondas Networks,” said Eric Brock, Chairman and CEO.

About Ondas Holdings, Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless, drone and automated data solutions through its wholly owned subsidiaries Ondas Networks Inc. (“Ondas Networks”) and American Robotics, Inc. (“American Robotics” or “AR”). Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. American Robotics designs, develops, and markets industrial drone solutions for rugged, real-world environments. AR’s Scout System™ is a highly automated, AI-powered drone system capable of continuous, remote operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (RAAS) business model. The Scout System™ is the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site. Ondas Networks and American Robotics together provide users in rail, agriculture, utilities and critical infrastructure markets with improved connectivity and data collection capabilities.

For additional information on Ondas Networks and Ondas Holdings, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Media Contacts for Ondas Holdings Inc.

Derek Reisfield, President and CFO
Ondas Holdings Inc.
888.350.9994
ir@ondas.com

SOURCE: Ondas Holdings Inc.